UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

December 15, 2005
____________________________

FORGENT NETWORKS, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-20008 (Commission File Number)	74-2415696 (IRS Employer Identification No.)
108 Wild Basin Road Austin, Texas 78746 (Address of principal executive offices and zip code)

(512) 437-2700
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the expiration of the Rights Agreement between Forgent Networks, Inc. f/k/a VTEL Corporation (the "Company") and First National Bank of Boston, dated July 10, 1996 (the "Expiring Rights Agreement"), and the December 31, 2005 expiration of the associated rights issued thereunder, on December 15, 2005, the Board of Directors of the Company approved the execution of a new Rights Agreement (the "New Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

To implement the purpose of the new Rights Agreement, on December 15, 2005, the Board of Directors of the Company declared a dividend distribution of one Right for each outstanding share of common stock, par value $0.01 per share, of the Company (the "Common Stock"). The distribution is payable to the stockholders of record at the close of business on December 31, 2005, and is effective simultaneous with the expiration of the rights granted under the Expiring Rights Agreement.

Each newly issued Right will entitle the registered holder to purchase from the Company one one-thousandth of a share of Series A Preferred Stock, $0.01 par value (the "Preferred Stock"), subject to adjustment, at a purchase price of $13, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in the New Rights Agreement, a copy of which is attached hereto as Exhibit 1.

Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a distribution date (the "Distribution Date") will occur upon the earlier of (i) 10 days following the date (the "Stock Acquisition Date") of a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of Common Stock. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates (together with a copy of this Summary of Rights or bearing the notation referred to below) and will be transferred with and only with such Common Stock certificates, (ii) Common Stock certificates issued after December 31, 2005 will contain a notation incorporating the New Rights Agreement by reference and (iii) the surrender for transfer of any certificate for Common Stock outstanding (with or without a copy of this Summary of Rights) will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on December 31, 2015, unless that date is extended or the Rights are earlier redeemed or exchanged by the Company as described below. As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

Ten business days after any person or group announces a tender offer for 15% or more of the Company's outstanding Common Stock, the Rights will become exercisable. Thereafter, the Rights will trade separately from the Company's Common Stock and separate certificates representing the Rights will be issued, which will entitle the holder of a Right to purchase from the Company one one-thousandth of a share of Preferred Stock for the Purchase Price.

In addition, if any person or group acquires 15% or more of the Common Stock, each Right not owned by the acquiror would become exercisable for the number of shares of the Company's Common Stock that at the time have a market value of two times the Purchase Price of the Right. For example, at a Purchase Price of $13 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $26 worth of Common Stock (or other consideration, as noted above) for $13. Assuming that the Common Stock had a per share value of $2 at such time, the holder of each valid Right would be entitled to purchase 13 shares of Common Stock for $13.

If, after any person or group acquires 15% or more of the Common Stock, the Company is (i) acquired in a merger or other business transaction in which the Company is not the surviving corporation or the capital stock of the Company is exchanged for the capital stock of the acquiring company, or (ii) involved in a sale of at least 50% of its assets, then the Rights, under certain circumstances, will be modified so as to entitle the holder to buy a number of the acquiring company's common shares having a market value of two times the Purchase Price of each Right.

The Purchase Price payable, and the number of securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock or Preferred Stock, (ii) if holders of the Common Stock or Preferred Stock are granted certain rights or warrants to subscribe for shares or convertible securities at less than the current market price, or (iii) upon the distribution to holders of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

In general, at any time until 10 days after the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right in cash, shares of Common Stock or other consideration approved by the Board. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.0l redemption price.

In addition, the Company may, at any time after any person or group acquires 15% or more of the Common Stock, exchange all or a portion of the outstanding and exercisable Rights for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, subject to adjustment to reflect stock splits, stock dividends or similar transactions. Immediately upon the action of the Board of Directors ordering an exchange of Rights, the Rights so exchanged will terminate and the only right of the holders of such Rights will be to receive the shares of Common Stock in exchange.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

Other than those provisions relating to the rights and duties of the Rights Agent, any of the provisions of the New Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the New Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interest of any Acquiring Person), or to shorten or lengthen any time period under the New Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

The Rights have certain anti-takeover effects. Exercise of the Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. The existence of Rights, however, should not affect an offer at a price which is fair to all stockholders and otherwise in the best interests of the Company and its stockholders as determined by the Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Board of Directors may, at its option, at any time until ten days following the Stock Acquisition Date (as such period may be extended or shortened by the Board of Directors) redeem all but not less than all of the then outstanding Rights at the $.01 redemption price.

A copy of the New Rights Agreement specifying the terms of the Rights is included as Exhibit 4.1 to this filing and is incorporated herein by reference. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the New Rights Agreement is available free of charge from the Company for record holders of the Company's common stock.

Section 3 - Securities and Trading Markets

Item 3.03 Material Modification of Rights of Security Holders

The information required by this item is included in Item 1.01.

Section 9 - Financial Statements and Exhibits

Item 9.01(c) Exhibits.

4.1*
Rights Agreement, dated as of December 19, 2005, between Forgent Networks, Inc. and American Stock Transfer & Trust Company, which includes the form of Series A Preferred Stock, $0.01 par value, as Exhibit A, the form of Rights Certificate as Exhibit B, and the Summary of Rights as Exhibit C.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORGENT NETWORKS, INC.

Date: December 19, 2005	By:	/s/ Jay C. Peterson
Chief Financial Officer